April 23, 1996
Mario Barton
Tissue Technologies, Inc.
4601 McLeod Road N.E.
Albuquerque, NM 87109

         Re:      Palomar/Tissue Merger -- Waiver of Indemnification

Dear Mario:

         In order to insure that the merger of Palomar Medical Technologies, Inc.'s ("Palomar's") wholly-owned subsidiary TTI Acquisition Corp. ("Sub") with and into Tissue Technologies, Inc. ("TTI") pursuant to the Agreement and Plan of Reorganization among Palomar, TTI, Sub and you (the "Stockholder"), dated March 9, 1996 (the "Merger Agreement"), is treated for accounting purposes as a pooling of interests, Palomar hereby waives its right to receive indemnification from TTI or Stockholder in accordance with Section 6 of the Merger Agreement to the extent that Palomar's auditors shall determine that any such indemnification shall be inconsistent with the treatment of the transaction as a pooling of interests.

                                             Sincerely,

                                             /s/ Steve Georgiev

                                             Steve Georgiev,
                                             Chief Executive Officer